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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated January 10, 1996 accompanying the consolidated financial statements included in the Annual Report of RF Power Products, Inc. and Subsidiary on Form 10-K for the year ended November 30, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statements of RF Power Products, Inc. and Subsidiary on Forms S-8 (File No. 33-59414, effective March 12, 1993, File No. 33-73922, effective January 7, 1994, and File No. 333-34563, effective August 28, 1997).


                                     Grant Thornton LLP


Philadelphia, Pennsylvania
February 24, 1998